Exhibit 10.4

Execution Copy

PERFORMANCE SUPPORT AGREEMENT (TRANCHE 2)

THIS PERFORMANCE SUPPORT AGREEMENT (TRANCHE 2) dated as of April 28, 2016 and effective as of the Lease Closing Date (this “Agreement”), is between SPRINT CORPORATION, a Delaware corporation (“Performance Support Provider”) and MOBILE LEASING SOLUTIONS, LLC, a Delaware limited liability company, acting for itself and on behalf of Series 2 thereof (“Performance Beneficiary”).

WHEREAS, pursuant to that certain First Step Transfer Agreement (Tranche 2) dated as of the date hereof and effective as of the Lease Closing Date (as amended, supplemented or otherwise modified from time to time, the “First Step Transfer Agreement”), among the Originators, as transferees, and the Lessees, as transferors and Servicer, the Originators will on the Lease Closing Date and from time to time contribute Devices and related Customer Leases to the Lessees as further described in the First Step Transfer Agreement;

WHEREAS, pursuant to that certain Second Step Transfer Agreement (Tranche 2) dated as of the date hereof and effective as of the Lease Closing Date (as amended, supplemented or otherwise modified from time to time, the “Second Step Transfer Agreement”), among the Lessees, as sellers, and Performance Beneficiary, as buyer, (i) the Lessees will on Lease Closing Date and from time to time sell Devices and the Customer Lease-End Rights and Obligations (as defined in the Second Step Transfer Agreement) under the related Customer Leases to Performance Beneficiary as further described in the Second Step Transfer Agreement and (ii) the Performance Beneficiary has agreed to pay to the Lessees the Purchase Price (as defined in the Second Step Transfer Agreement), all as further described in the Second Step Transfer Agreement;

WHEREAS, pursuant to that certain Master Lease Agreement (Tranche 2), dated as of the date hereof and effective as of the Lease Closing Date (as amended, supplemented or otherwise modified from time to time, the “Master Lease Agreement”; capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Master Lease Agreement), by and among the Lessees, Servicer, Performance Beneficiary and Collateral Agent, as supplemented by each Device Lease Schedule agreed as of the Lease Closing Date by the Lessees and Performance Beneficiary and, if applicable, amended pursuant to Section 2.14 of the Master Lease Agreement (the Master Lease Agreement together with each Device Lease Schedule, collectively, the “Device Leases” and, each, a “Device Lease”), Performance Beneficiary will on the Lease Closing Date commence leasing the Lease Closing Date Devices to Lessees;

WHEREAS, pursuant to that certain Servicing Agreement (Tranche 2), dated as of the date hereof and effective as of the Lease Closing Date (as amended, supplemented or otherwise modified from time to time, the “Servicing Agreement”), by and among the Lessees, Servicer, Performance Beneficiary and Collateral Agent, Servicer will service the Devices and related Customer Leases for Lessees and Performance Beneficiary as further described in the Servicing Agreement;

WHEREAS, the Parties intend that the Transaction Documents create a financing for all U.S. federal, state and local income tax purposes, and thus specifically that (i) the Cash Purchase Price paid under the Second Step Transfer Agreement at closing be treated for such purposes as amounts loaned by Performance Beneficiary for which the Devices provide security and (ii) the Rental Payments payable to Performance Beneficiary under the Device Leases be treated for such purposes as payments on such indebtedness owed to Performance Beneficiary;

WHEREAS, Performance Support Provider is the direct or indirect parent of each of the Originators, the Lessees and Servicer (each, a “Covered Entity” and, collectively, the “Covered Entities”) and will receive substantial direct and indirect benefits from the sale and leaseback arrangements contemplated by the First Step Transfer Agreement, the Second Step Transfer Agreement, the Device Leases and the other Sprint Transaction Documents; and

WHEREAS, it is a condition precedent to Performance Beneficiary entering into the Second Step Transfer Agreement and the Device Leases that Performance Support Provider shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Undertaking. Performance Support Provider hereby absolutely, unconditionally and irrevocably assures and undertakes for the benefit of Performance Beneficiary the due and punctual performance and observance by the Covered Entities of all their respective covenants, agreements, undertakings, indemnities and other obligations (including, in each case, those related to the breach by any Covered Entity of its respective representations and warranties), whether monetary or non-monetary and regardless of the capacity in which incurred (including all of its payment, repurchase, indemnity and similar obligations, including in respect of Dilutions), under the Transaction Documents to which any Covered Entity is a party but excluding any covenant, agreement, undertaking, indemnity and other obligation of any Lessee to pay any Rental Payment, Device Lease Early Termination Amount or Present Value Device Lease Amount, whether or not constituting a Guaranteed Obligation under the Sprint Guarantee) (collectively, the “Performance Support Obligations”), irrespective of: (a) the validity, binding effect, legality, subordination, disaffirmance, enforceability or amendment, restatement, modification or supplement of, or waiver of compliance with, the Master Lease Agreement, the other Transaction Documents or any documents related hereto or thereto, (b) any change in the existence, formation or ownership of, or the bankruptcy or insolvency of, any Covered Entity, (c) any extension, renewal, settlement, compromise, exchange, waiver or release in respect of any Performance Support Obligation (or any collateral security therefor, including the property sold, contributed (or purportedly sold or contributed) or otherwise pledged or transferred by any Originator under the First Step Transfer Agreement or by any Lessee under the Second Step Transfer Agreement) or by any party to this

Agreement, the other Transaction Documents or any related documents, (d) the existence of any claim, set-off, counterclaim or other right that Performance Support Provider or any other Person may have against any Covered Entity or any other Person, (e) any impossibility or impracticability of performance, illegality, force majeure, act of Governmental Authority or other circumstance that might otherwise constitute a legal or equitable discharge or defense available to, or provide a discharge of, Performance Support Provider, (f) any Law affecting any term of any of the Performance Support Obligations, the Device Leases or any other Transaction Document or any rights of Performance Beneficiary with respect thereto or otherwise, (g) the failure by Performance Beneficiary to take any steps to perfect and maintain perfected its interest in any collateral security or (h) any failure to obtain any authorization or approval from or other action by, or to make any notification to or filing with, any Governmental Authority required in connection with the performance of the Performance Support Obligations or otherwise.

Without limiting the generality of the foregoing, Performance Support Provider agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Performance Support Obligations when the same shall be required to be performed or observed under any applicable Transaction Document to which it is a party, Performance Support Provider will itself duly and punctually perform or observe or cause to be performed or observed such Performance Support Obligations. Performance Support Provider hereby expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that Performance Beneficiary exhaust any right to take any action against any Covered Entity or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any Covered Entity or any other Person), or with respect to any collateral at any time securing any of the Performance Support Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Performance Support Obligations. Performance Support Provider hereby irrevocably waives, and agrees that it shall not exercise or assert, any right to reimbursement from any Lessee or any Originator that it may acquire by way of subrogation or otherwise. Performance Support Provider also hereby expressly waives all other defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Performance Support Obligations, whether in equity or at law. Notwithstanding anything to the contrary herein, it is expressly acknowledged that this Agreement is not a guarantee of the collection of any particular Customer Receivable, and there shall be no recourse to Performance Support Provider for any non-payment or delay in payment of any Customer Receivable solely by reason of the bankruptcy, insolvency or lack of creditworthiness of the related Customer or the uncollectability of any such Customer Receivable or for any Performance Support Obligations the payment of which could otherwise constitute recourse to Performance Support Provider or any Covered Entity for uncollectible Customer Receivables; provided that, for the avoidance of doubt, this paragraph shall not relieve Performance Support Provider or any Covered Entity from making any payments required to be made by it pursuant to any Transaction Document to which it is a party with respect to any Deemed Collections (as defined in the Servicing Agreement).

Section 2. Confirmation. Performance Support Provider hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among the

Covered Entities and Performance Beneficiary, as applicable, with Performance Support Provider’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall be deemed to be with Performance Support Provider’s full knowledge and consent. Performance Support Provider hereby confirms that on the date hereof it owns (directly or indirectly) 100% of the equity interests of each Covered Entity. Performance Support Provider agrees to notify Performance Beneficiary in the event that it ceases to own (directly or indirectly) 100% of the equity interests of any Covered Entity.

Section 3. Representations and Warranties. Performance Support Provider represents and warrants to Performance Beneficiary as of the Lease Closing Date, as follows:

(a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

(b) Due Qualification. It is duly qualified to do business in good standing, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

(d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of Performance Support Provider, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the performance by it of the terms hereof and thereof will not (i) violate or result in a default under (A) its certificate of incorporation or by-laws or (B) in the context of the transactions contemplated by this Agreement and the other Transaction Documents applicable to it, any material indenture, agreement or instrument binding on it, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or instrument except for any Lien arising pursuant to the Transaction Documents or that could not reasonably be expected to have a Material Adverse Effect, or (iii) violate in any material respect any Law applicable to it or any of its properties.

(f) No Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to its actual knowledge, threatened against it (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) relating to the consummation of the purposes of this Agreement or of any of the other Transaction Documents to which it is a party.

(g) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby except for filings with the Securities and Exchange Commission (the “SEC”) to the extent required by Law.

(h) Financial Condition. All financial statements of Performance Support Provider and its consolidated Subsidiaries (including the notes thereto) delivered to Performance Beneficiary pursuant to Section 4 present fairly, in all material respects, the actual financial position and results of operations and cash flows of Performance Support Provider and its consolidated Subsidiaries as of the dates and for the periods presented or provided, in each case, in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of all interim balance sheets of Performance Support Provider. Since March 31, 2016, there has been no material adverse change in the business, assets, operations or financial condition of Performance Support Provider and its Subsidiaries, taken as a whole.

(i) Accurate Reports. None of the reports, financial statements, certificates or other information (other than forward-looking statements, projections and statements of a general industry nature, as to which it represents only that it acted in good faith and utilized assumptions reasonable at the time made and due care in the preparation of such statement or projection) furnished or to be furnished by or on behalf of it (excluding information received from Customers) in writing (including, without limitation, by electronic delivery) to Performance Beneficiary in connection with this Agreement or any other Transaction Document or any amendment hereto or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) taken together with any information contained in the public filings made by Performance Support Provider with the SEC pursuant to the 1934 Act contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

(j) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

As used in this Section 3(j), the following terms shall have the following meanings:

“Code” means the Internal Revenue Code of 1986, as amended.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period referred to in Section 4043(a) is waived), (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by Performance Support Provider, the Servicer, any Originator, any Lessee or any ERISA Affiliate thereof of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by Performance Support Provider, the Servicer, any Originator, any Lessee or any ERISA Affiliate thereof from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (f) the incurrence by Performance Support Provider, the Servicer, any Originator, any Lessee or any ERISA Affiliate thereof of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by Performance Support Provider, the Servicer, any Originator, any Lessee or any ERISA Affiliate thereof of any notice, or the receipt by any Multiemployer Plan from Performance Support Provider, the Servicer, any Originator, any Lessee or any ERISA Affiliate thereof of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, or is in reorganization within the meaning of Section 4241 of ERISA, or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Performance Support Provider, the Servicer, any Originator, any Lessee or any ERISA Affiliate thereof is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

(k) Tax Returns and Payments. It has filed all federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except (i) for any such taxes or assessments that are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No tax lien has been filed, and, to its actual knowledge, no claim is being asserted, with respect to any such tax or assessment that could reasonably be expected to result in a Material Adverse Effect.

(l) Customer Leases. No Customer has a contractual right under its Customer Lease or otherwise, to have payments under such Customer Lease waived at the time of a Customer Upgrade or otherwise and no Sprint Party (other than the Lessee that is lessor under such Customer Lease or the Servicer acting on behalf of such Lessee in accordance with the Servicing Agreement) has the right to waive any payments under such Customer Lease.

Section 4. Covenants. Performance Support Provider covenants and agrees that, from the Lease Closing Date until (i) all the Performance Support Obligations are indefeasibly paid and satisfied in full and (ii) all the Guaranteed Obligations under and as defined in the Sprint Guarantee are indefeasibly paid and satisfied in full, it shall observe and perform the following covenants:

(a) Compliance with Laws. It shall comply with all applicable Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Preservation of Corporate Existence. Except as expressly permitted under Section 4(c), it shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to be in good standing or to qualify or preserve or maintain such existence, rights, franchises or privileges could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Mergers, Sales, Etc. It shall not consolidate with or merge with or into any other Person or sell, lease or transfer all or substantially all of its property and assets, unless (i) no Lease Default or Lease Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) if it is not the surviving entity or if it sells, leases or transfers all or substantially all of its property and assets, the surviving entity or the Person purchasing or being leased the assets agrees to be bound by the terms and provisions applicable to Performance Support Provider hereunder and under the Transaction Documents to which Performance Support Provider is a party, (iii) Performance Support Provider reaffirms in a writing, in form and substance reasonably satisfactory to Performance Beneficiary, that its obligations under this Agreement and any other Transaction Document to which it is a party shall apply to the surviving entity, and (iv) Performance Beneficiary receives such additional certifications and opinions of counsel as it shall reasonably request.

(d) Other Information. It shall promptly, from time to time, provide such other information, documents, records or reports respecting the condition or operations, financial or otherwise, of any Covered Entity as Performance Beneficiary may from time to time reasonably request relating to the Covered Entities and the transactions contemplated by this Agreement and any other Transaction Document, in order to protect the interests of Performance Beneficiary and Mobile Leasing Solutions, LLC, a Delaware limited liability company (“Mobile Leasing Solutions”), under or as contemplated by this Agreement or any other Transaction Document or to comply with any Law or any regulatory authority; provided that Performance Support Provider shall not be required to furnish such other information to the extent that Performance Support Provider has determined in good faith that it is prohibited from furnishing such other information by any Law or a Contractual Obligation or because such information is Relevant Personal Data subject to Section 7.1(h) of the Master Lease Agreement or Section 8.1(l) of the Servicing Agreement (it being understood and agreed that this Section 4(d) shall not be applied to augment the periodic reporting obligations of Performance Support Provider under this Agreement).

(e) Reporting Requirements. It shall, unless Performance Beneficiary shall otherwise consent in writing, furnish to Performance Beneficiary each of the following:

(i) Quarterly Financial Statements. Within 45 days after the close of each of the first three fiscal quarters of each fiscal year, its Form 10-Q as filed with the SEC.

(ii) Annual Financial Statements. Within 75 days after the end of each of its fiscal years, the audited consolidated statements of operations, changes in stockholders’ equity and cash flows of Performance Support Provider and its Subsidiaries for such fiscal year and the related audited consolidated balance sheet for Performance Support Provider and its Subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all reported on by Deloitte LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such audited consolidated financial statements present fairly in all material respects the financial condition and results of operations of Performance Support Provider and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit A attached hereto signed by an authorized officer of Performance Support Provider and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

Documents and information required to be delivered pursuant to this Section 4 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically, and, if so delivered, shall be deemed to have been delivered on the date on which Performance Support Provider posts such documents, or provides a link thereto, on its website or another relevant website, if any, to which Performance Beneficiary has access (whether a commercial, third-party website or whether sponsored by Performance Beneficiary or any express third-party beneficiary of this Agreement). Any information provided by Performance Support Provider under this Section 4(e) or any other provision of this Agreement shall be subject to the confidentiality provisions set forth in Section 20 of the MLS Intercreditor Agreement or otherwise applicable to such information pursuant to the terms of any other Transaction Document.

(f) Provision of Wireless Services. It will or will cause one or more Affiliates to provide wireless network services to Customers in accordance with each Customer Lease or other agreement, contract or document (including any terms and conditions, purchase order or invoice) related to any rights or obligations of any party under a Customer Lease, subject to the Credit and Collection Policy.

(g) Leasing Program. It will not and will cause its Affiliates not to discontinue the leasing program relating to the Devices or Related Customer Leases or take any corporate action to discontinue such leasing program.

(h) Non-Return Remedies. It will and will cause the Covered Entities and, if applicable, any other Sprint Party, to comply with the Non-Return Remedies.

(i) Fair Market Value Consideration. It will not and will cause each Covered Entity not to publish or disseminate on its website or otherwise the fair market value consideration for any Device purchasable by a Customer pursuant to such Customer’s purchase option in the relevant Customer Lease for any period after the relevant Customer Lease Term other than the fair market value consideration specified by Performance Beneficiary in writing to Performance Support Provider pursuant to Section 5.3(f) of the Second Step Transfer Agreement.

(j) Arm’s Length Relationship. It will and will cause the Covered Entities to maintain an arm’s-length relationship with Performance Beneficiary (for the avoidance of doubt, the parties hereto agree that the Transaction Documents and the transactions contemplated by the Transaction Documents are arm’s-length commercial transactions between the Sprint Parties, on the one hand, and the Performance Beneficiary, on the other). Performance Support Provider will not and will cause each Covered Entity not to hold itself out as being in any way connected or associated with the business of Performance Beneficiary (other than solely as a result of the transactions and relationships contemplated by the Transaction Documents and except that Servicer may act as agent for Performance Beneficiary in accordance with the Servicing Agreement).

(k) No Modification. It will not and will cause each Covered Entity not to make alterations or modifications to the Devices other than in the ordinary course of business, except that no Sprint Party shall be responsible for any alteration, modification or change made to a Device by a Customer or for any repairs made by a third-party maintenance provider on behalf of a Customer. Performance Support Provider will not and will cause each Covered Entity not to amend, waive or otherwise modify any term or condition of any Customer Lease except in accordance with Section 8.2(a) of the Servicing Agreement.

(l) Upgrades. It will not and will cause each Covered Entity not to terminate or waive any payments under a Customer Lease in connection with a Customer Upgrade during the Term of a Device Lease for a Device unless, simultaneously with the Customer Upgrade, the Upgraded Device and Upgraded Customer Lease are contributed in accordance with the First Step Transfer Agreement, and the Upgraded Device and the Customer-Lease End Rights and Obligations with respect to the Upgraded Customer Lease are transferred to the Performance Beneficiary pursuant to the Second Step Transfer Agreement.

(m) Assigned Lease Upgrade Policy Provision. It will not and will cause each Covered Entity not to amend or modify the Assigned Lease Upgrade Policy Provision for any Device subject to a Customer Lease during the Term of a Device Lease for such Device, including any modification to any portion of the Upgrade Policy that has the effect of modifying the Assigned Lease Upgrade Policy Provision, unless otherwise consented to by Performance Beneficiary and Collateral Agent (such consent not to be unreasonably withheld or delayed).

(n) Performance Under Upgrade Policy. It will and will cause the relevant Covered Entity to perform Customer Upgrades during the Term of a Device Lease for a Device in accordance with (and subject to the eligibility criteria set forth in) the Upgrade Policy in effect at the time of origination of the relevant Customer Lease for such Device with such amendments and/or modifications that do not materially impact such eligibility criteria in any material respect.

Section 5. Miscellaneous.

(a) Each of Performance Support Provider and Performance Beneficiary agrees that any payments hereunder will be made to the MLS Collection Account (Tranche 2) on the date when due in electronically transmitted funds.

(b) No amendment or waiver of any provision of this Agreement nor consent to any departure by Performance Support Provider therefrom shall be effective unless the same shall be in writing and signed by Performance Beneficiary and Performance Support Provider. No failure on the part of Performance Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(c) This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto may not assign, delegate or otherwise transfer any rights or obligations hereunder except as permitted under Section 11.5 of the Master Lease Agreement and, in any event, except as permitted under Section 4(c), Performance Support Provider shall not assign, delegate or otherwise transfer any of its obligations or duties hereunder without the prior written consent of Performance Beneficiary. Performance Support Provider expressly acknowledges that all of Performance Beneficiary’s right, title and interest in, to and under this Agreement shall be assigned as collateral to the Collateral Agent for the benefit of the Finance Parties, and Performance Support Provider consents to such assignment. The parties hereto agree that the Collateral Agent (and any assignee thereof) is an intended third-party beneficiary of this Agreement and is entitled to enforce the rights of Performance Beneficiary arising hereunder, including requiring payment of any amounts required to be paid to Performance Beneficiary to be paid directly to the MLS Collection Account (Tranche 2).

(d) THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

(e) EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

(f) EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

(i) IT IRREVOCABLY (A) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (C) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(ii) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(g) Performance Support Provider agrees to do all such things and execute all such documents as Performance Beneficiary may reasonably consider necessary or desirable to give full effect to this Agreement and to perfect or preserve the rights and powers of Performance Beneficiary hereunder or with respect hereto.

Section 6. Termination of Agreement.

(a) This Agreement and Performance Support Provider’s obligations hereunder shall remain operative and continue in full force and effect from the Lease Closing Date until such time as (i) all the Performance Support Obligations are indefeasibly paid and satisfied in full and (ii) all the Guaranteed Obligations under and as defined in the Sprint Guarantee are indefeasibly paid and satisfied in full, provided that this Agreement and Performance Support Provider’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Performance Support Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency or reorganization of any Covered Entity as though such payment had not been made or other satisfaction had not occurred. To the fullest extent permitted by Law, no invalidity, irregularity or unenforceability by reason of the bankruptcy, insolvency, reorganization or other similar Laws or any other Law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Performance Support Obligations shall impair, affect or be a defense to or claim against the obligations of Performance Support Provider under this Agreement.

(b) This Agreement shall survive the insolvency of any Covered Entity, Performance Beneficiary or any other Person and the commencement of any case or proceeding by or against any Covered Entity or any other Person under any bankruptcy, insolvency, reorganization or other similar Law. No automatic stay under any bankruptcy, insolvency, reorganization or other similar Law with respect to any Covered Entity or any other Person (other than the Performance Support Provider to the extent required by applicable law) shall postpone the obligations of Performance Support Provider under this Agreement.

Section 7. Set-off. Performance Beneficiary is hereby authorized at any time during the continuance of a Lease Event of Default (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice, each of which are hereby expressly waived) any indebtedness held or owing by Performance Beneficiary to or for the account of Performance Support Provider against amounts owing by Performance Support Provider hereunder (even if contingent and unmatured).

Section 8. Entire Agreement; Severability; No Party Deemed Drafter. This Agreement and the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Law or any other agreement, and this Agreement shall be in addition to any other guaranty of or collateral security for any of the Performance Support Obligations. The provisions of this Agreement are severable, and in any action or proceeding involving any state corporate or limited liability company law, or any bankruptcy, insolvency, reorganization or other similar Law, if the obligations of Performance

Support Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Support Provider’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Performance Support Provider or Performance Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 9. Expenses. Performance Support Provider agrees to pay on demand:

(a) all reasonable and documented out-of-pocket costs and expenses incurred by Performance Beneficiary in connection with any amendment, restatement or supplement of, or consent or waivers under, this Agreement or any enforcement of, or any actual or reasonably claimed breach of, or claim under, this Agreement, including the reasonable fees and expenses of counsel incurred in connection therewith and all accountants’, attorneys’, auditors’, consultants’ and other agents’ fees and expenses incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement; and

(b) all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution and delivery, and, if applicable, filing and recording, of this Agreement, and agrees to indemnify and hold harmless Performance Beneficiary against any liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes and fees;

provided, however, that so long as no Lease Default or Lease Event of Default has occurred and remains continuing, Performance Support Provider’s obligation under this Section 9 to pay the reasonable and documented attorneys’ fees and expenses incurred by Performance Beneficiary shall be limited to paying the reasonable and documented fees and expenses of one law firm selected by Performance Beneficiary in its sole discretion; provided, further, however, that, for the avoidance of doubt, such limitation shall not apply to any reasonable and documented attorneys’ fees and expenses incurred by Performance Beneficiary during the continuance of a Lease Default or Lease Event of Default even if such event subsequently ceases to be continuing.

Section 10. Indemnities by Performance Support Provider. Without limiting any other rights that Performance Beneficiary may have hereunder or under applicable Law, Performance Support Provider agrees to indemnify and hold harmless each Lessee Indemnitee forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to or resulting from (but not including amounts that are expressly excluded from Performance Support Obligations): (a) any breach by Performance Support Provider (in any capacity) of any of its obligations or duties under this Agreement or any other Transaction Document; (b) the untruth or inaccuracy of any representation or warranty made by Performance Support Provider (in any capacity) hereunder or under any other Transaction Document; (c) the failure of any information provided to any such Lessee Indemnitee by, or on behalf of, Performance Support Provider (in any capacity) to be true and correct; (d) any negligence or willful misconduct of Performance Support Provider (in any capacity) arising out of, relating to, in connection with, or affecting any transaction contemplated by the Transaction Documents; or (e) the failure by Performance Support Provider (in any capacity) to comply with any applicable Law, rule or regulation with respect to this Agreement or any other Transaction Document to which it is a party, the transactions contemplated hereby or thereby, the Performance Support Obligations or otherwise; provided, however, notwithstanding anything to the contrary in this Section 10, excluding Indemnified Amounts solely to the extent (x) resulting from the gross negligence or willful misconduct on the part of such Lessee Indemnitee as determined by a final non-appealable judgment by a court of competent jurisdiction, (y) resulting from a claim brought by Performance Support Provider or any Covered Entity against a Lessee Indemnitee for breach of such Lessee Indemnitee’s obligations under any Transaction Document as determined by a final non-appealable judgment by a court of competent jurisdiction or (z) constituting recourse with respect to a Customer Receivable by reason of bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Customer.

Section 11. Addresses for Notices. The provisions of Section 21 (Notices) of the MLS Intercreditor Agreement shall apply as if fully set forth herein.

Section 12. Mobile Leasing Solutions as Series LLC. Each Party hereto hereby acknowledges and agrees that Mobile Leasing Solutions is a series limited liability company, and that accordingly the obligations and liabilities of Performance Beneficiary hereunder and under the other Transaction Documents are and will be enforceable against Performance Beneficiary solely to the extent of the assets of Series 2 (whether held by Series 2 directly or held in the name of Mobile Leasing Solutions on behalf of Series 2) (the “Series 2 Assets”), and not against any other assets of Mobile Leasing Solutions or against any other Series of Mobile Leasing Solutions or any assets of any such other Series (whether held directly by such other Series or by Mobile Leasing Solutions on behalf of such other Series).

Section 13. Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the obligations and liabilities of Performance Beneficiary under each of the Transaction Documents to which it is a party are solely the obligations and liabilities of Performance Beneficiary and shall be payable solely to the extent of the Series 2 Assets that are subject to the MLS Security Documents (the “Series 2 Pledged Assets”), and the proceeds of the realization thereof from whatever means, applied in accordance with this Agreement and the other Transaction Documents. If the Series 2 Pledged Assets and the proceeds of the realization thereof from whatever means, including pursuant to the enforcement of the MLS Security Documents, applied in accordance with the MLS Intercreditor Agreement and the other Transaction Documents, are insufficient to discharge in full the obligations and liabilities of Performance Beneficiary under the MLS Intercreditor Agreement and the other Transaction Documents, the rights of the Sprint Parties to receive any further amounts in respect of such obligations and liabilities shall be extinguished and none of the Sprint Parties may take any further action to recover such amounts. For the avoidance of doubt, no recourse shall be had to the assets of Mobile Leasing Solutions or the assets of any Series of Mobile Leasing Solutions other than the Series 2 Pledged Assets to satisfy the obligations and liabilities of Performance Beneficiary under this Agreement or any other Transaction Document.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SPRINT CORPORATION

By:	/s/ Janet M. Duncan
Name:	Janet M. Duncan
Title:	Vice President and Treasurer

MOBILE LEASING SOLUTIONS, LLC, a Delaware limited liability company, acting for itself and on behalf of Series 2 thereof

By:	/s/ Jeff Krisel
Name:	Jeff Krisel
Title:	President, Chief Executive Officer and Secretary